                                                                       EXHIBIT N

                                     BEFORE

                     THE PUBLIC UTILITIES COMMISSION OF OHIO


In the Matter of the Commission's Review   )
of the Merger of American Electric Power,  )             Case No. 98-113-EL-MER
Inc. and Central and South West Corporation)

                                      ENTRY


         The Commission finds:

         (1) On December 22, 1997, American Electric Power, Inc. (AEP) and Central and South West Corporation announced a merger agreement between the two companies.

         (2) On February 5, 1998, the Commission issued an Entry in these proceedings in which it stated it would undertake a review of issues associated with the proposed merger-related activities to ensure that the proposed merger-related activities to ensure that the proposed merger will promote the public interest and not adversely affect any class of customer of the AEP companies subject to Commission jurisdiction. In order to receive input to focus the issues for its consideration, the Commission requested comment from interested persons with regard to the various topics related to the proposed merger contained in Appendix A to that Entry.

         (3) Since we opened these proceedings, the Governor of Ohio has signed Am. S. B. No. 3, legislation into law. This legislation establishes the framework in which electric industry restructuring issues will be resolved in this state.

         (4) On October 19, 1999, Columbus Southern Power Company and Ohio Power Company (Companies) filed a motion requesting the Commission to terminate this docket.

         (5) In support of their motion, the Companies state that the recent enactment of Am. S. B. No. 3 presents a significant change in the circumstances of the Commission's review of the proposed merger and provides a compelling basis for terminating this docket.

         (6) The Companies note that, as part of the new legislative requirements, the Companies are required to file transition plans with the Commission within 90 days of the effective date of the legislation. The Companies argue that the transmission plan filing and approval process provides a better and well-structured opportunity to consider the public interest issues as well as the benefits to Ohio which it believes will result from the proposed merger.

                                                                       EXHIBIT N

         (7)      The Commission agrees that, in light of the enactment of Am.
                  S. B. No. 3, the dockets in which the Companies file their respective transition plans are the appropriate dockets in which to consider issues related to the proposed merger.

         (8) This case should be dismissed and closed as a matter of record.

         It is, therefore,

         ORDERED, That the motion filed by Columbus Southern Power Company and Ohio Power Company on October 18, 1999 requesting the Commission to terminate this docket be granted. It is, further,

         ORDERED, That this case be dismissed and closed as a matter of record. It is, further,

         ORDERED, That a copy of this Entry be served upon AEP, Columbus Southern Power Company, Ohio Power Company, and upon each person who has expressed an interest in this case.

                     THE PUBLIC UTILITIES COMMISSION OF OHIO



                               /S/ Alan R. Schriber
                         -------------------------------
                           Alan R. Schriber, Chairman



/S/ Ronda Hartman Fergus                                /S/ Craig A. Glazer
---------------------------                             -----------------------
    Ronda Hartman Fergus                                Craig A. Glazer



                                                        /S/ Donald L. Mason
---------------------------                             -----------------------
    Judith A. Jones                                     Donald L. Mason

AJD/vrh

                                                                       EXHIBIT N

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


American Electric Power Company        :
                                       :          Docket Nos:    EC98-40-000,
                 And                   :                           ER98-2770,
                                       :                           ER98-2786
Central and South West Corporation     :


                         NOTICE OF WITHDRAWAL OF PROTEST

                                       OF

                     THE PUBLIC UTILITIES COMMISSION OF OHIO


    Pursuant to Rule 216, 18 C.F.R. Sec. 385.216 (1999), the Public Utilities Commission of Ohio (PUCO) gives notice of its withdrawal of its Protest and its support of the testimony of witness, Kim M. Wissman, co-sponsored by the PUCO, with the State of Michigan and the Michigan Public Service Commission. By withdrawing its Protest and its support for testimony, the PUCO is no longer opposing the merger of American Electric Power Company, Inc., and Central and South West Corporation in this proceeding nor seeking the imposition of conditions by this Commission if the merger is approved. This withdrawal of protest and of support for testimony reflects only the position of the Public Utilities Commission of Ohio and should not be viewed as having any effect on any position of either the State of Michigan or the Michigan Public Service Commission. The PUCO seeks to continue as an intervenor in this proceeding for the limited purpose of receiving copies of the pleadings in this documents.

                                                                       EXHIBIT N

                                            Respectfully submitted,

                                            Betty D. Montgomery
                                            Attorney General

                                            Duan W. Luckey, Chief
                                            Public Utilities Section


                                            /S/ Thomas W. McNamee
                                            ------------------------------
                                            Thomas W. McNamee
                                            Assistant Attorneys General
                                            Public Utilities Section
                                            180 E. Broad St., 7th Floor
                                            Columbus, OH  43215
                                            (614) 466-4396
                                            Fax:     (614) 644-8764

                                                                       EXHIBIT N

                             CERTIFICATE OF SERVICE


    I hereby certify that a true copy of the foregoing NOTICE OF WITHDRAWAL OF PROTEST submitted on behalf of the Public Utilities Commission of Ohio was served by regular U.S. mail, postage prepaid, or hand-delivered, and by facsimile to the restricted service list, upon the Parties of Record listed with the Secretary on this 21st day of October, 1999.

                                               /S/ THOMAS W. MCNAMEE
                                               -------------------------------
                                               THOMAS W. MCNAMEE
                                               Assistant Attorney General